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Exhibit 10.24

        THIS SUPPLEMENTAL INDENTURE made as of the Effective Date

BETWEEN:
SR TELECOM INC. a company incorporated under the laws of Canada and having an office in the City of Montreal in the province of Quebec,
(the "Corporation")
OF THE FIRST PART
and
MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office in the City of Montreal in the province of Quebec,
(the "Trustee" or "Montreal Trust")
OF THE SECOND PART
and
COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada, having an office in the City of Montreal in the province of Quebec,
("Computershare")
OF THE THIRD PART

WITNESSETH THAT:

        WHEREAS the Corporation and the Trustee entered into an Indenture dated as of April 22, 1998 providing for the issuance of a maximum aggregate principal amount of $75,000,000 of 8.15% Debentures due 2005 of the Corporation (the "Principal Indenture");

        WHEREAS the Corporation has issued on April 22, 1998, pursuant to the Principal Indenture, $75,000,000 principal amount 8.15% Debentures due 2005 of the Corporation (the "Debentures");

        WHEREAS the Corporation proposes to amend the terms of the Principal Indenture and the Debentures to reflect the amended terms and conditions stipulated in this Supplemental Indenture as stipulated in this Supplemental Indenture;

        WHEREAS the amendments to the Principal Indenture and the Debentures have been approved by an instrument in writing that is an Extraordinary Resolution of the Debentureholders, the whole in accordance with Sections 8.11, 8.12 and 8.15 of the Principal Indenture;

        WHEREAS Computershare acquired the corporate trust business of Montreal Trust pursuant to an Asset Purchase Agreement dated as of June 30, 2000;

        WHEREAS the Corporation and Montreal Trust are desirous of confirming the transfer and assignment of the rights, powers, duties and obligations of Montreal Trust under the Principal Indenture to, and assumed by, Computershare, and Computershare is desirous of confirming same, all with effect from the close of business on June 30, 2000 (the "Transfer Date");

NOW THEREFORE, IN CONSIDERATION of the premises and mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1.             INTERPRETATION

                1.1           This Supplemental Indenture is declared to be supplemental to the Principal Indenture and to form part thereof and shall modify the Principal Indenture in accordance herewith as though such amendments were incorporated in the Principal Indenture, and the Debentureholders shall be bound by such amendments.

                1.2           Unless otherwise defined or unless there is something in the subject matter or the context inconsistent therewith, all capitalized words and expressions used herein or in any deed, document or agreement supplemental or ancillary hereto shall have the meanings ascribed to them in the Principal Indenture.

                1.3           All provisions of the Principal Indenture, except only insofar as may be inconsistent with the express provisions of these present, shall apply to and have effect in connection with this Supplemental Indenture.

2.             ASSIGNMENT OF THE PRINCIPAL INDENTURE

                2.1           Montreal Trust hereby confirms that it has transferred and assigned to Computershare all of its rights, powers, duties and obligations under the Principal Indenture, and confirms its resignation as trustee thereunder, all with effect upon the Transfer Date.

                2.2           The Corporation hereby confirms that it consented to such transfers and assignments from Montreal Trust to Computershare, accepted such resignation, waived any periods of notice that may be set forth in the Principal Indenture, and appointed Computershare as trustee, all with effect upon the Transfer Date. The Corporation further releases Montreal Trust from any duties and liabilities that may arise pursuant to Computershare's administration of the Principal Indenture from and after the Transfer Date.

                2.3           Computershare hereby confirms its acceptance of such appointments, transfers and assignments, effective upon the Transfer Date and upon such terms as are set forth in the Principal Indenture, and agrees to perform all of the obligations of Montreal Trust under the Principal Indenture which are required to be performed from and after the Transfer Date.

                2.4           Montreal Trust confirms that it has transferred and delivered to Computershare, and Computershare has accepted, any and all records, documents, property, monies and other holdings held by Montreal Trust in connection with the Principal Indenture.

                2.5           Each party hereto agrees to execute and deliver all such documents and instruments and to do such other acts as may be necessary or advisable to give effect to the foregoing assignments, transfers, and deliveries.

3.             AMENDMENT OF THE PRINCIPAL INDENTURE

                The Principal Indenture is hereby amended as follows:

                3.1           The definition of "Consolidated Capitalization" in Section 1.1 is hereby deleted.

                3.2           The definition of "Consolidated EBITDA" in Section 1.1 is hereby deleted.

                3.3           The definition of "Consolidated Indebtedness" in Section 1.1 is hereby deleted.

                3.4           The definition of "Debentures" in Section 1.1 is deleted and replaced by the following definition:

    "Debentures" means the 8.15% Debentures (senior unsecured) due October 15, 2011 of the Corporation issued hereunder and for the time being outstanding, as may be amended from time to time;"

                3.5           The definition of "Liens" in Section 1.1 is hereby deleted.

                3.6           The definition of "Life to Maturity" in Section 1.1 is deleted and replaced by the following definition:

    "Life to Maturity" of the principal amount of any Debentures being redeemed or accelerated means, as of the time of any determination thereof, the number of years (rounded to the nearest one-twelfth) which will elapse between the date of determination and October 15, 2011;"

                3.7           The definition of "Net Earnings" in Section 1.1 is hereby deleted.

                3.8           The definition of "Permitted Investments" in Section 1.1 is hereby deleted.

                3.9           The definition of "Restricted Payments" in Section 1.1 is hereby deleted.

                3.10         The definition of "Shareholders' Equity" in Section 1.1 is hereby deleted.

                3.11         The definition of "Trustee" in Section 1.1 is deleted and replaced by the following definition:

    "Trustee" means Computershare Trust Company of Canada and its successors hereunder;"

                3.12         Section 4.2 is deleted in its entirety.

                3.13         Section 9.3 is deleted and replaced by the following:

    "Notice to the Trustee

    Any notice to the Trustee under the provisions of this Indenture shall be valid and affective if delivered personally to, or subject to Section 9.4, if given by registered mail, postage prepaid, or fax (514-982-7677) addressed to the Trustee at Computershare Trust Company of Canada, Corporate Trust Services, 1500 University Street, Suite 700, Montreal, Quebec, H3A 3S8, and shall be deemed to have been given on the date of delivery or on the third Business Day after such letter has been mailed, as the case may be. The Trustee may from time to time notify the Corporation of a change of address which thereafter, until changed by further notice, shall be the address of the Trustee for all purposes of this Indenture."

                3.14         Schedule "A" is hereby amended and restated as set forth in Schedule "A" hereto.

4.             CONFIRMATION OF INDENTURE

                All other terms and conditions of the Principal Indenture shall remain in full force and effect unamended. Nothing in this Supplemental Indenture shall constitute or be deemed to constitute a novation of any Indebtedness of the Corporation to the Debentureholders.

5.             EXCHANGE OF CERTIFICATES

                5.1           The Debentureholders shall exchange the Debenture certificates outstanding on and after the Effective Date of the Amendment for amended Debenture certificates determined appropriate by the Trustee and the Corporation acting reasonably, reflecting the amended terms and conditions of the Principal Indenture as stipulated in Schedule A; provided however, the amendment of the Debentures and any such exchange of the Debenture certificates shall not effect novation of any Indebtedness of the Corporation to the Debentureholders.

                5.2           Notice to the Debentureholders of the amendments to the Debentures and of the exchange of existing Debenture certificates shall be given in accordance with the provisions of Article 9 of the Principal Indenture.

                5.3           The Corporation shall execute and the Trustee shall certify amended Debenture certificates necessary to carry out the exchange of existing Debenture certificates contemplated in Section 5.1 of this Supplemental Indenture pursuant to the exchange procedure set forth in Section 2.10 which shall apply mutatis mutandis, provided however that no charge shall be made to Debentureholders for the exchange of Debenture certificates under this Section 5. All Debenture certificates surrendered for exchange shall be cancelled by the Trustee.

                5.4           To the extent that any Debentureholder does not surrender the Debenture(s) then held by it in order to receive Debentures that reflect the amendments contemplated herein, such Debentures shall be deemed amended and certificates representing such Debentures shall be deemed from and after the Effective Date of the Amendment to represent the amended terms and conditions of the Debentures, as stipulated in Schedule A hereto.

6.             ENTIRE AGREEMENT

                This Supplemental Indenture constitutes the entire understanding of the parties hereto with respect to the subject matter contained herein. In the event of any direct conflict between the provisions of this Supplemental Indenture and the provisions of the Principal Indenture, the provisions of this Supplemental Indenture shall prevail.

7.             ENUREMENT

                This Supplemental Indenture shall enure to the benefit of and be binding upon the parties, their successors and permitted assigns.

8.             GOVERNING LAW

                This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the province of Quebec and the laws of Canada applicable therein and shall be treated in all respects as a Quebec contract.

9.             COUNTERPARTS

                This Supplemental Indenture may be executed in any number of counterparts, including by facsimile and all or such counterparts taken together shall be deemed to constitute one and the same instrument.

10.           LANGUAGE

                This Supplemental Indenture has been drawn up and executed in the English language at the request of the parties. La présente convention de fiducie complémentaire a été rédigée et exécutée dans la langue anglaise à la demande des parties.

11.           EFFECTIVE DATE

                This Supplemental Indenture shall be effective on the date on which the Corporation paid for Debentures tendered and consents deposited pursuant to an offer and solicitation launched by the Corporation on August 22, 2005 (the "Effective Date").

        IN WITNESS WHEREOF, the parties have duly executed this Supplemental Indenture as of the date first set forth above.

SR TELECOM INC.		MONTREAL TRUST COMPANY OF CANADA, as Trustee

Per:	/s/ WILLIAM E. AZIZ Authorized Signing Officer	Per:	/s/ CHARLES ERIC GAUTHIER Authorized Signing Officer

Per:	/s/ DAVID L. ADAMS Authorized Signing Officer	Per:	/s/ RANNY SAUND Authorized Signing Officer
COMPUTERSHARE TRUST COMPANY OF CANADA, as replacement Trustee

Per:	/s/ CHARLES ERIC GAUTHIER Authorized Signing Officer

Per:	/s/ RANNY SAUND Authorized Signing Officer

SCHEDULE A

FORM OF DEBENTURE

[English Language Version]

Certificate No. •	SR TELECOM INC. (incorporated under the laws of Canada)	Principal amount/Currency CUSIP No. 78464PAA7

Date of issue: April 22, 1998		Maturity Date: October 15, 2011

8.15% DEBENTURE DUE
OCTOBER 15, 2011

        SR TELECOM INC., (hereinafter called the "Corporation ") for value received hereby acknowledges itself indebted and promises to pay to                                                                                   or registered assigns (the "Holder") on October 15, 2011, or on such earlier date as the principal hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the principal sum of                                          DOLLARS in lawful money of Canada on presentation and surrender of this Debenture at the principal office of the Trustee in Montreal, Québec and to pay interest on the said principal sum at the rate of 8.15% per annum in like money; half-yearly on April 22 and October 22 in each year, commencing October 22, 1998 until payment of the said principal sum, from the date hereof or from the last Interest Date (as defined in the Indenture) to which interest shall have been paid or made available for payment whichever shall be the later, such interest to be payable at the principal office of the Trustee in Montreal, Québec and should the Corporation at any time make default in the payment of the principal or interest, to pay interest on the amount in default at the same rate in like money at the same place and half-yearly on the same dates. Interest hereon shall be payable (except at maturity when interest may at the option of the Corporation be paid on surrender hereof) by cheque mailed to the registered holder hereof as provided in the Indenture and, subject to the provisions of the Indenture, the mailing of such cheque shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold therefrom.

        This Debenture is one of the Debentures of the Corporation issued or issuable under the provisions of an indenture (which indenture together with all instruments supplemental or ancillary thereto is herein referred to as the "Indenture") made as of April 22, 1998 between the Corporation and Montreal Trust Company as Trustee (hereinafter called the "Trustee"). The 8.15% Debentures, due 2011 (herein sometimes referred to as the "Debentures") of which this is one, are limited to an aggregate principal amount of $75,000,000 in lawful money of Canada and mature on October 15, 2011.

        This Debenture and all other Debentures certified and delivered under the Indenture rank equally and ratably without discrimination, preference or priority. This Debenture is an unsecured direct obligation of the Corporation. Reference is made to the Indenture for particulars of the rights of the holders of Debentures and of the Corporation and of the Trustee and the terms and conditions upon which the Debentures are issued and held, to all of which the holder of this Debenture, by acceptance hereof, assents. The Holder of this Debenture also accepts and confirms the appointment of the Trustee as fondé de pouvoir (holder of the power of attorney) of the Holder of this Debenture to the extent necessary for the purposes hereof and of the Indenture in accordance with and subject to the provisions thereof.

        The Corporation shall have the right at its option and upon prior notice of not less than 30 days nor more than 60 days to redeem prior to October 15, 2011 at any time the whole or from time to time any part of the Debentures for the time being outstanding at a price equal to the greater of 100% of the principal amount thereof and the Canada Yield Price (as defined in the Indenture), together in each case with accrued interest, if any, to the date fixed for redemption.

        The right is reserved to the Corporation to purchase Debentures in the market, by tender or by private contract at any price.

        In case an event of default, as defined in the Indenture, shall have occurred, the principal of and interest on all Debentures outstanding under the Indenture may be declared, and shall thereupon become, immediately due and payable, with the effects and subject to the conditions set forth in the Indenture. The Indenture contains provisions for the waiver of defaults and cancellation of declarations and provides the terms and conditions under which such waivers and cancellations may be made.

        The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders of a specified majority of Debentures outstanding.

        Upon presentation at the principal office of the Trustee in Montreal or at such other facilities as the Corporation may provide from time to time, subject to the provisions of the Indenture and upon compliance with the reasonable requirements of the Trustee: (1) Debentures of any denomination may be exchanged for Debentures of any other authorized denomination, in each case of the same series and of the same aggregate principal amount; and (2) a Debenture may be transferred by the registered holder thereof or his executors, administrators or other legal representatives or his or their attorney duly appointee in writing.

        This Debenture shall not become obligatory for any purpose until it shall have been authenticated by or on behalf of the Trustee for the time being under the Indenture.

IN WITNESS WHEREOF SR Telecom Inc. has caused this Debenture to be signed by its duly authorized officers and date August 22, 2005.

SR TELECOM INC.

President	Secretary

2

REGISTRAR'S AUTHENTICATION

Authenticated for and on behalf of SR Telecom Inc.

Date of authentication:

Computershare Trust Company of Canada

REGISTRAR

By
Authorized Officer

FORM OF TRANSFER

FOR VALUE RECEIVED,                                                                                                                            hereby assign(s)  and transfer(s) unto                                                                          , the within Debenture, together with the principal thereof and all accrued interest thereon, if any, by irrevocably constituting and appointing                                                                           to transfer such Debenture on the securities register of SR Telecom Inc., with full power of substitution in the premises.

Dated

In the presence of

Signature:

Transferee's social insurance number (if applicable):

[French Language Version]

Certificat no. •	SR TELECOM INC. (constituée en vertu des lois du Canada)	Capital/Monnaie: CUSIP no. 78464PAA7

Date d'émission: 22 avril 1998		Date d'échéance: 15 octobre 2011

DÉBENTURES À 8,15%, ÉCHÉANT
LE 15 OCTOBRE 2011

        SR TELECOM INC. (ci-après appelée la «société»), pour valeur reçue, reconnaît par les présentes devoir et promet de payer à                                                                                  ou à ses ayants droit inscrits (le «porteur»), le 15 octobre 2011 ou à toute date antérieure à laquelle le principal des présentes peut devenir exigible en vertu des dispositions de la convention mentionnée ci-dessous, le montant en principal de                                          DOLLARS en monnaie légale du Canada sur présentation et remise de cette débenture au bureau principal du fiduciaire à Montréal (Québec) et de payer l'intérêt sur ledit montant en principal au taux de 8,15% l'an, en la même monnaie, semi-annuellement le 22 avril et le 22 octobre de chaque année, à compter du 22 octobre 1998, jusqu'au paiement dudit montant en principal, à compter de la date des présentes ou de la date de paiement d'intérêt (selon la définition donnée dans la convention) à laquelle les intérêts auront été payés ou réservés pour paiement sur les débentures, selon la dernière de ces deux dates, cet intérêt étant payable au bureau principal du fiduciaire à Montréal (Québec). Au cas où la société ferait défaut, à tout moment, de payer le principal ou tout intérêt sur cette débenture, elle promet de payer l'intérêt sur le montant en défaut en la même monnaie et au même taux, aux mêmes endroits et semi-annuellement, aux mêmes dates. L'intérêt sur cette débenture sera payable (sauf à l'échéance alors que l'intérêt pourra, au choix de la société, être payé sur remise de cette débenture) par chèque posté au porteur inscrit de cette débenture, tel que le prévoit la convention et, sous réserve des dispositions de la convention, l'envoi par la poste d'un tel chèque satisfera et acquittera l'obligation de payer l'intérêt sur cette débenture jusqu'à concurrence du montant représenté par ce chèque plus le montant de toute taxe ou impôt que la société est tenue de retenir et qu'elle retient.

        Cette débenture est l'une des débentures de la société émises ou pouvant être émises en vertu des dispositions d'une convention (cette convention, ainsi que tous les actes supplémentaires ou se rattachant à celle-ci, sont ci-après appelés la «convention») intervenue en date du 22 avril 1998 entre la société et la Compagnie Montréal Trust (ci-après appelée le «fiduciaire») à titre de fiduciaire. Les débentures à 8,15%, échéant en 2011 (ci-après quelquefois appelées les «débentures»), dont cette débenture fait partie, sont limitées au montant en principal global de 75 000 000 $ en monnaie légale du Canada et viennent à échéance le 15 octobre 2011.

        Cette débenture prend rang égal et proportionnel avec toutes les autres débentures attestées et livrées en vertu de la convention, sans distinction, préférence ou priorité. Cette débenture constitue une obligation directe non garantie de la société. Il y a lieu de se reporter à la convention pour le détail des droits des porteurs de débentures, ceux de la société et du fiduciaire et pour le détail des modalités et conditions en vertu desquelles les débentures sont émises et détenues, à l'ensemble desquels le porteur de cette débenture consent par son acceptation des présentes. Le porteur accepte et confirme la nomination du fiduciaire à titre de fondé de pouvoir du porteur de cette débenture dans la mesure nécessaire pour les fins de cette débenture et de la convention, conformément à leurs dispositions respectives et sous réserves de celles-ci.

        La société aura le droit, à son gré, sur préavis d'au moins de 30 jours et d'au plus 60 jours, de racheter avant le 15 octobre 2011 en totalité ou de temps à autre en partie les débentures alors en circulation à un prix égal au plus élevé de 100% de leur montant en principal et du prix basé sur le rendement des obligations du gouvernement du Canada (tel que ce terme est défini à la convention), majoré dans chaque cas de l'intérêt couru jusqu'à la date fixée pour le rachat, s'il en est.

        La société se réserve le droit d'acheter, à quelque prix que ce soit, des débentures sur le marché, par appel d'offres ou par convention privée.

        Dans le cas d'un défaut, tel que le définit la convention, le principal et l'intérêt de toutes les débentures en cours en vertu de la convention peuvent être déclarés immédiatement dus et exigibles et le devenir dès lors, avec les conséquences et sous réserve des conditions contenues dans la convention. La convention contient des dispositions concernant la renonciation aux défauts et l'annulation de telles déclarations et précise les modalités et conditions auxquelles sont soumises ces renonciations et annulations.

        La convention contient des dispositions qui prévoient que tous les porteurs de débentures en cours seront liés par des résolutions adoptées aux assemblées de tels porteurs, tenues conformément à de telles dispositions, ainsi que par des écrits signés par les porteurs d'une majorité spécifiée de débentures en cours.

        Sur présentation au bureau principal du fiduciaire à Montréal, ou à tout autre endroit que peut choisir la société de temps à autre, mais sous réserve des dispositions de la convention et une fois satisfaites les exigences raisonnables du fiduciaire: 1) les débentures de toute coupure peuvent être échangées pour des débentures de toute autre coupure autorisée, dans chaque cas de la même série et pour un même montant en principal global; et 2) une débenture peut être transférée par son porteur inscrit ou ses exécuteurs, administrateurs ou autres représentants légaux, ou par son ou leur fondé de pouvoir dûment mandaté par écrit.

        Cette débenture ne liera la société que lorsqu'elle aura été attestée par le fiduciaire alors en fonction en vertu de la convention ou au nom de celui-ci.

        EN FOI DE QUOI SR Telecom Inc. a fait signer la présente débenture par ses dirigeants dûment autorisés et daté celle-ci du 22 août 2005.

SR TELECOM INC.

Le Président	Le Secrétaire

2

AUTHENTIFICATION DE L'AGENT CHARGÉ
DE LA TENUE DES REGISTRES

Authentifié pour le compte de SR Telecom Inc.

Date d'authentification:

Société de fiducie Computershare du Canada

AGENT CHARGÉ
DE LA TENUE DES REGISTRES

Par
Dirigeant autorisé

FORMULAIRE DE TRANSFERT

CONTRE VALEUR REÇUE,                                                                                                                            vend(ent), cède(nt) et transfère(nt) par les présentes à                                                                          , la présente débenture, de même que le capital de celle-ci et tous les intérêts courus sur celle-ci, s'il en est, et constitue(nt) et nomme(nt) irrévocablement                                                                           aux fins du transfert de cette débenture dans le registre des valeurs mobilières de SR Telecom Inc., avec pleins pouvoirs de substitution à cet égard.

Date

En présence de

Signature

Numéro d'assurance sociale de cessionnaire (s'il en est):

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